EXHIBIT 99.1

Indoor Harvest, Corp. 5300 East Freeway Suite A Houston, TX 77020 Tel 713-410-7903 grow@indoorharvest.com www.indoorharvest.com

AMENDMENT #1

February 15, 2017

Alamo CBD, LLC.

8518 Pegasus Dr.

Selma, TX 78154

Re: Acquisition of Capital Stock of Alamo CBD, LLC.

Ladies and Gentlemen:

This amendment is being made pursuant to a Letter of Intent dated January 3, 2017 between Alamo CBD, LLC (“Alamo”) and Indoor Harvest Corp (“Indoor Harvest”), collectively (the “Parties”). Both Parties have agreed to extend the February 15, 2017 deadline for Indoor Harvest Corp to raise, as necessary, up to $1,000,000 in capital, to pay off all existing debt, including convertible notes, owed by Indoor Harvest and to complete a spin-off of Indoor Harvest’s produce related operations, for a period of 28 days. The new date shall be March 15, 2017.

Very truly yours,

INDOOR HARVEST CORP, a Texas corporation

By:	/s/ Chad Sykes
Name:	Chad Sykes
Title:	Chief Innovation Officer

Acknowledged and agreed as of the foregoing date.

ALAMO CBD LLC,

By:	/s/ Dr. Lang Coleman
Name:	Dr. Lang Coleman
Title:	Chief Executive Officer